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                                                                    EXHIBIT 5.01

January 25, 2000

Macrovision Corporation
1341 Orleans Drive
Sunnyvale, CA 94089

        RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel to Macrovision Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 25, 2000. The Registration Statement is being filed in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,196,500 shares of the Company's common stock (the "Common Stock"), 1,437,000 of which shares will be issued and sold by the Company, 460,000 of which shares are presently issued and outstanding and 13,000 of which shares are subject to director stock options and will be sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders"), 192,000 of which shares may be purchased by the underwriters under an option to be granted to them by the Company and 94,500 shares of which may be purchased by the underwriters under an option to be granted to them by the Selling Stockholders to cover over-allotments, if any, pursuant to proposed terms of an Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and Hambrecht & Quist LLC, SG Cowen Securities Corporation, U.S. Bancorp Piper Jaffray Inc. and ING
Barings LLC (collectively, the "Underwriters").

        In rendering the opinions herein, we have been furnished with and examined only the following documents:

    1. Amended and Restated Articles of Incorporation of the Company, as amended to date;

    2.  Bylaws of the Company as amended to date;

    3. The Registration Statement, together with the Exhibits filed as a part thereof;

    4. Records of proceedings of the Board of Directors and the shareholders of the Company pertaining to the issuance of the Shares.

        In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates and communications executed by officers of the Company and also of governmental authorities. We did not independently verify such matters.

        With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing, it is our opinion that:

    (1) The 554,500 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement from shares of Common Stock currently outstanding are validly issued, fully paid and nonassessable;

    (2) The 13,000 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement from shares of Common Stock currently subject to outstanding stock options, when issued upon the exercise of such stock options in accordance with the terms and conditions of the option grants, will be validly issued, fully paid and nonassessable; and

    (3) The 1,629,000 shares of Common Stock to be sold by the Company, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
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Macrovision Corporation
January 25, 2000
Page 2

        This opinion is limited to the current laws of the State of California, the State of Delaware and the federal law of the United States of America, to present judicial interpretations thereof and to facts as they presently exist. We have no obligation to revise or supplement this opinion if the current laws of the State of California, the State of Delaware or the federal law of the United States of America are changed by legislative action, judicial decision or otherwise.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ MANATT, PHELPS & PHILLIPS, LLP

                                          MANATT, PHELPS & PHILLIPS, LLP